    As filed with the Securities and Exchange Commission on October 30, 1996

                                             Registration Statement No. 33 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             C.P. CLARE CORPORATION
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                       04-2561471
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Indemnification No.)

                               430 BEDFORD STREET
                         LEXINGTON, MASSACHUSETTS 02173
               (Address of principal executive offices) (Zip Code)

                             C.P. CLARE CORPORATION
                      1995 STOCK OPTION AND INCENTIVE PLAN

                              --------------------

                                 ARTHUR BUCKLAND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               430 Bedford Street
                               Lexington, MA 02173
                     (Name and address of agent for service)

                                 (617) 863-8700
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copies to
                                LORI M. HENDERSON
                                CORPORATE COUNSEL
                             C.P. Clare Corporation
                               430 Bedford Street
                               Lexington, MA 02173
                                 (617) 863-8700

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of Securities to   Amount to be       Proposed Maximum      Proposed Maximum    Amount of
     be Registered       Registered (1)     Offering Price Per    Aggregate           Registration fee
                                            Share (2)             Offering Price
------------------------------------------------------------------------------------------------------
Common Stock,            1,000,000          $8.375                $8,375,000          $2,537.88
$0.01 par value
======================================================================================================

(1)  Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, stock split, split-up, recapitalizaton or other similar event.

(2)  This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based solely upon the market value of outstanding shares of the Company's common stock on October 25,
     1996, utilizing the average of the high and low sale prices reported on the Nasdaq National Market on that date.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $.01 per share (the "Common Stock"), of C.P. Clare Corporation (the "Company") which may be issued under the Company's 1995 Stock Option and Incentive Plan, as amended (the "Plan"). The Company hereby incorporates by reference the registration statement on Form S-8, File No. 33-94038, filed with the Securities and Exchange Commission on June 28, 1995 covering 1,220,266 shares of Common Stock which may be issued pursuant to the Plan. This Registration Statement covers up to 1,000,000 additional shares of Common Stock which may be issued pursuant to the Plan.


ITEM 8. EXHIBITS
----------------

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit No.
-----------

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
23.1    Consent of Counsel (included in Exhibit 5.1 hereto)
23.2    Consent of Arthur Andersen LLP, Independent Public Accounts.
24.1 Power of Attorney (included in signature page of this registration statement).
99.1    C.P. Clare Corporation 1995 Stock Option and Incentive Plan, as amended.

                                  EXHIBIT INDEX


Exhibit No.
-----------

 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

 23.1               Consent of Counsel (included in Exhibit 5.1 hereto)

 23.2               Consent of Arthur Andersen LLP, Independent Public
                    Accountants

 24.1 Power of Attorney (included in signature page of this registration statement)

 99.1 C.P. Clare Corporation 1995 Stock Option and Incentive Plan, as amended.

                                   SIGNATURES


     Pursuant to the requirements on the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on October 30, 1996

                                          C.P. CLARE CORPORATION

                                         By: /s/ Arthur Buckland
                                             -----------------------------------
                                             Arthur Buckland
                                             President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints Arthur Buckland and Jacqueline Arthur, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in this name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement ,and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                        Title                                Date
---------                        -----                                ----


/s/ Arthur Buckland              President, Chief Executive     October 30, 1996
---------------------------      Officer and Chairman of the
Arthur Buckland                  Board (Principal Executive
                                 Officer)


/s/ Jacqueline Arthur            Vice President and Chief       October 30, 1996
---------------------------      Financial Officer (Principal
Jacqueline Arthur                Financial and Accounting
                                 Officer)

/s/ Winston R. Hindle, Jr.       Director                       October 30, 1996
---------------------------
Winston R. Hindle, Jr.

/s/ James K. Sims
---------------------------      Director                       October 30, 1996
James K. Sims

/s/ John G. Turner
---------------------------      Director                       October 30, 1996
John G. Turner

/s/ Clemente C. Tiampo
---------------------------      Director                       October 30, 1996
Clemente C. Tiampo